UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard Duluth, Georgia 30096 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

          On November 20, 2015, NCR Corporation, a Maryland corporation (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”), entered into the Third Amendment (the “Amendment”) to the Credit Agreement dated as of August 22, 2011, as amended and restated as of July 25, 2013, as amended by the First Amendment, dated as of December 4, 2013, and the Second Amendment, dated as of July 29, 2014 (the “Credit Agreement”), among the Company, the lenders party thereto and the Administrative Agent.
          The Amendment effects certain modifications to the definitions of the terms “Disqualified Equity Interest”, “Qualifying Equity Proceeds” and “Change in Control” contained in the Credit Agreement, as more fully set forth in the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:
Exhibit No.	Description

10.1
Third Amendment dated as of November 20, 2015, to the Credit Agreement dated as of August 22, 2011, as amended and restated as of July 25, 2013, as amended by the First Amendment, dated as of December 4, 2013, and the Second Amendment, dated as of July 29, 2014, among NCR Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Edward Gallagher
	Name:	Edward Gallagher
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 20, 2015

Index to Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Third Amendment dated as of November 20, 2015, to the Credit Agreement dated as of August 22, 2011, as amended and restated as of July 25, 2013, as amended by the First Amendment, dated as of December 4, 2013, and the Second Amendment, dated as of July 29, 2014, among NCR Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.